                              [Concord Letterhead]


August 10, 1999



Mr. Urs W. Stampfli
965 Crestview Circle
Weston, FL 33327

Dear Urs:

This will confirm that Paragraph 5 your Terms of Employment dated May 15, 1998 entitled "Compensation" has been amended.

Effective July 1, 1999 your salary has been increased to $192,500 per annum, from $175,000 per annum. All other terms of employment as agreed to in your Terms of Employment with Concord Camera Corp. dated May 15, 1998 remain as is and in full force and effect.


Sincerely,



/s/ Ira B. Lampert
---------------------
Ira B. Lampert
Chairman & CEO


AGREED AND ACCEPTED:


/s/ Urs W. Stampfli
---------------------
Urs W. Stampfli
Date:  8/24/99
     ----------------

                          URS W. STAMPFLI ("EMPLOYEE")
                              TERMS OF EMPLOYMENT
                                      WITH
                              CONCORD CAMERA CORP.
                               as of May 15, 1998


1)   POSITION

     Director of Global Sales and Marketing.

2)   EMPLOYER

     Concord Camera Corp. ("Concord" or "the Company").

3)   TERM

     Three Years - Beginning and effective as of the date written above and ending on the last day of the 36 month of the term, subject to the termination rights of the parties set forth herein. At the conclusion of the 36 months, the term is renewable on an annual basis subject to agreement by both parties.

4)   REPORTING

     The employee will report to the Chairman and CEO or such other person(s) as Chairman and CEO may designate from time to time. The employee shall maintain his office at the corporate headquarters office of the employer or such other locations as designated by the Company.

5)   COMPENSATION

     Salary - $175,000.00 annually payable in accordance with the Company's policies for senior executives.

6)   AUTO ALLOWANCE

     The employee shall be entitled to an amount of $1,000.00 per month as an auto allowance payable in accordance with the Company's policies for senior executives.


                                     1 of 6

7)   STOCK OPTIONS

     The employee shall be granted the following rights with respect to the purchase of the Company's stock. The stock option price shall be market value of the stock existing at the time of the opening of business as of the date of this Agreement. All such participation shall be subject to the terms of the Company's Stock Option program and/or a separate option plan for the employee. Employee shall sign a separate stock option agreement consistent with the following. The employee shall have option rights with respect to 45,000 shares of the Company's stock over the three year term of the employee's employment with vesting as follows:

     (1) 15,000 stock options vesting as of the last date of the first year of employment.
     (2) 15,000 stock options vesting as of the last date of the second year of employment.
     (3) 15,000 stock options vesting as of the last date of the third year of employment.

     All option rights shall terminate as of the termination of employment.

8)   EXPENSE REIMBURSEMENT

     All reasonable and necessary documented expenses incurred in the performance of the employee's duty. The employee shall follow such directives as are applicable to executive employees with respect to the nature and kind of expenses and with respect to the documentation required to obtain reimbursement for expenses.

9)   PAID VACATION

     Three (3) weeks per year. Employee shall provide to the Company a minimum of 30 days written notice of a request for vacation days. All vacation days are subject to the employer's approval. In addition the employee shall be entitled to the Company's regularly scheduled holidays.

10)  INCENTIVE BONUS PLAN

     The employee is eligible to participate in the Company's management incentive compensation program. The participation shall be subject to the terms and conditions of said program. The eligibility to participate in the program of employee does not require the Company to provide a bonus to the employee.

                                     2 of 6

11)  BENEFITS

     The employee shall be eligible to receive the following benefits, with contributions as applicable to be made by the employee and/or the employer consistent with the applicable plans:

     1)   Term life insurance at a rate of two (2) times base salary
     2) Medical and Dental insurance, as a participant in the Company's medical and dental plan(s)
     3) Disability Insurance, as a participant in the Company's disability and insurance plan
     4)   401K Plan

     To the extent that the Company in its sole discretion modifies or terminates any of the foregoing plans or benefits, the employee shall be subject to said change(s).

12)  TERMINATION

     A) The employee may be terminated for cause at any time by Concord without notice. Cause shall mean (i) continued failure to obey reasonable instructions of the person(s) to whom employee reports;
          (ii) continued neglect of duties and responsibilities; or (iii) willful misconduct or other actions in bad faith which are to the detriment of the Company.

     B) Either party may terminate at any time for any reason upon giving the other party notice as follows: (i) if the termination occurs during the first year of employment the notice shall be one month; (ii) if the termination occurs during the second year of employment the notice shall be two months; and (iii) if the termination occurs during the third year of employment the notice shall be three months. In the event Concord elects to terminate pursuant to this provision, it may at its option request employee to remain in its employment during the notice period following delivery of notice of termination, at the then effective base salary rate. Alternatively, Concord may request employee cease working at any time during the notice period but in such event the employee shall nevertheless be compensated during said period at the then effective base salary rate.

     C) To the extent that the employee's employment terminates for any reason at all, voluntarily or involuntary, benefits provided to employee will terminate as of the last date of employment unless otherwise specified in any employment benefit plan or unless otherwise specified as a matter of law.

     D) Unless otherwise extended or earlier terminated the employee's employment shall terminate effective as of the last day of the 36th month of employment.

                                     3 of 6

13)  CONFIDENTIALITY/INTELLECTUAL PROPERTY/RESTRICTIONS

     Annexed hereto as Exhibit A are provisions applicable to the employee which are incorporated herein by reference. By signing this term sheet the employee acknowledges that he will be bound by the terms and conditions of Exhibit A.

14)  NON-COMPETE AGREEMENT

     Annexed hereto as Exhibit B are provisions applicable to the employee which are incorporated herein by reference. By signing this term sheet the employee acknowledges that he will be bound by the terms and conditions of Exhibit B. Anything to the contrary notwithstanding in Exhibit B, employee may be employed after the termination of employment from the Company in the photographic industry, provided employee's employment does not compete directly or indirectly with the Company or any of its subsidiaries and/or affiliates.

15)  CODE OF CONDUCT

     The employee acknowledges that subsequent to the execution of this term sheet the employee will be provided with a document entitled "Code of Conduct". Upon receipt, acknowledgment and execution of the Code of Conduct, the employee shall be bound by the terms and provisions of the Code of Conduct and the Code of Conduct shall be considered to be Exhibit C to this term sheet and incorporated herein by reference. Failure to execute and therefore accept the Code of Conduct shall give the Company the right to terminate the employee.

16)  MOVING ALLOWANCE

     In the event that the Company during the term of employee's employment moves its corporate offices from Avenel, New Jersey to another location outside of the State of New Jersey, the employee shall be entitled to a one time moving allowance in an amount not to exceed $10,000.00.

17)  ACKNOWLEDGMENT OF REPRESENTATION OF COUNSEL

     Employee acknowledges that he has been represented by independent counsel or has knowingly waived his right to be represented by independent counsel with respect to the negotiation and execution of this Agreement.

                                     4 of 6

18)  INDEMNIFICATION

     The employee agrees to indemnify the employer for any damages, claims, expenses or costs, including attorneys fees, incurred by the employer relating directly or indirectly to any misrepresentation by the employee or any act or omission of the employee outside of the scope of the employee's duties and responsibilities as an employee of the Company. This indemnification includes but is not limited to any claims, if any, made by any former employer of the employee.

19)  LOAN

     The Company has agreed to provide to the employee a loan in the amount specified on the Promissory Note annexed hereto as Exhibit D. Pursuant to the terms of the Promissory Note, in the event that the employee's employment is terminated for any reason all amounts then due under the Promissory Note shall immediately become and payable. The employee consents to withdrawal or offset from any amounts due the employee from the Company.

20)  EMPLOYEE REPRESENTATIONS

     Employee acknowledges and represents that he is not subject to any agreement or understanding, oral or written, direct or indirect which would in any way prohibit, interfere with or limit the employee's employment by the employer or any activities of the employee contemplated under this Agreement.

21)  ENTIRE AGREEMENT

     This Agreement contains the entire understanding among and between the parties and supersedes any prior understanding or agreement between them. There are no representations, agreements, arrangements, understandings, oral or written, between or among the parties hereto which are not fully expressed herein either directly or indirectly or by reference. Any amendments to this Agreement must be in writing, signed by the parties affected by the amendment. The terms and conditions of the exhibits identified herein are incorporated by reference. The terms and conditions of any benefit plan or other program identified herein are incorporated by reference.

22)  GOVERNING LAW

     The employment of the employee shall be governed by the laws of the State of New Jersey. Any litigation related to or arising out of this Agreement shall be brought within the state or federal courts of the State of New Jersey. The parties agree that service of process may be effected by certified or registered mail, return receipt requested, or by regular mail if certified or registered mail is refused. The parties hereto agree to and hereby waive trial by

                                     5 of 6
     jury. The employee agrees and acknowledges that in the event of a violation or a threatened violation of any terms and conditions applicable to the employee that the employer may have no adequate remedy at law and shall, therefore, be entitled to enforce any provision of employment applicable to the employee by temporary or permanent injunctive or mandatory relief obtained in any court of competent jurisdiction without the necessity of providing damage or posting any bond or other security and without prejudice to any other remedies that may be available at law or in equity.


AGREED AND ACCEPTED:                            AGREED AND ACCEPTED:

                                                CONCORD CAMERA CORP.


/s/ Urs W. Stampfli                             By: /s/ Ira B. Lampert
---------------------------                         ----------------------------
Urs W. Stampfli                                 Chairman & CEO

Date:  4/25/98                                  Date: April 29, 1998
     ----------------------                          ---------------------------
15 Mitchell Place                               35 Mileed Way
Glen Ridge, NJ 07028                            Avenel, NJ 07001


                                     6 of 6

                                                                       Exhibit A
                                                                       ---------

               CONFIDENTIALITY/INTELLECTUAL PROPERTY/RESTRICTIONS
               --------------------------------------------------

1. The Employee shall not divulge, disclose or make accessible to any other person, firm, partnership, corporation or other entity any Confidential Information except (a) in the course of carrying out his or her duties as an Employee or (b) when required to do so by a court of law, by any governmental agency having supervisory authority over the business of the Company or by any administrative or legislative body (including a committee thereof) with apparent jurisdiction to order him to divulge, disclose or make accessible such information. If any such body described herein requests the Employee to reveal or make accessible such information, the Employee must provide the Company with written notice of the request and permit employer to in its discretion exhaust its rights before any court or administrative tribunal prohibit disclosure.

2. As used herein the term "Confidential Information" includes, but is not limited to, all information obtained by the Employee relevant to the Company's business affairs and operations of the Company (unless otherwise available as public information), including but not limited to, any proprietary processes or any other confidential or non-public information or material concerning the copyrights, trademarks, trade names, service marks, inventions, patents, service marks, products, suppliers or customers of the Company.

3. In connection with the Employee's obligations: (a) the Employee shall keep all papers relating to the Company and the Employee's responsibilities and duties herein at the principal place of business of the Company or at such other place as may be designated by the Company from time to time, and (b) upon the termination of his employment, the Employee will deliver to the Company all documents, papers, records, files, recordings, digital and electronic stored information, computer or word processing software and other material containing confidential information, and will retain no copy, duplicate, summary or description thereof.

4. All copyrights, trademarks, trade names, service marks, inventions, processes and intangible or intellectual property rights that may be invented, conceived, developed or enhanced by the Employee during the term of his or her employment with the Company that relate to the business or operations of the Company or that result from any work performed by the Employee for the Company or that result from any work performed by the Employee for the Company shall be the sole property of the Company, and the Employee hereby waives any right or interest that he or she may otherwise have in respect thereof. Upon the reasonable request of the Company, the Employee shall execute, acknowledge, deliver and file any instrument or document necessary or appropriate to give effect to this paragraph 5 and do all other acts and things necessary to enable the Company exploit the same or to obtain patents or similar protection with respect thereto.

5. The foregoing provisions are each of unlimited duration, and extend throughout the period of employment and following termination of employment with the Company without time limit in perpetuity.



10/28/97

                                                                       Exhibit B
                                                                       ---------

                                  NON-COMPETE
                                  -----------

1. During employment and for a period of twelve (12) months thereafter, the Employee shall not, directly or indirectly:

   (a) be or become interested in or associated with or represent or otherwise render assistance or services to (as an officer, director, stockholder, partner, consultant, owner, employee, agent, creditor or otherwise) any business that is then, or which then proposes to become, a competitor of the Company anywhere in the world; provided, that the foregoing shall not restrict the Employee from the ownership, solely as an investment, of securities of any business if such ownership is: (i) not as controlling Person of such business, (ii) not as a member of a group that controls such business, and (iii) not as a direct or indirect beneficial owner of 5% or more of any class of securities of such business;

   (b) induce or seek to influence any other Employee of (or consultant to) the Company to leave its employ (or terminate such consultancy) or to become financially interested in a similar business;

   (c) aid a competitor or supplier of the Company in any attempt to hire a Person who shall have been employed by, or who was a consultant to, the Company within the one-year period preceding the date of any such aid; or

   (d) induce or attempt to influence any Person who was a customer or supplier of the Company during such period to transact business with a competitor of the Company or not to do business with the Company.

   (e) provide any business or assistance directly or indirectly to any competitor or supplier of the Company or to any person formally employed by the Company or formally acting as a consultant to the Company.

   (f) aid, assist, or transact any business with any person who was an employee or consultant with respect to any customer of the Company.

2. Anything herein to the contrary notwithstanding, nothing shall preclude an Employee from:

   (a) serving on the boards of directors of a reasonable number of other corporations not engaged in competition with the Company or the boards of a reasonable number of trade associations and/or charitable organizations;

   (b) engaging in charitable activities and community affairs;

Non-Compete
Page 2

   (c) managing his personal investments and affairs; and

   (d) being involved in other business transactions,

   provided that such activities do not interfere with the proper performance of his duties and responsibilities as an Employee of the Company.



















10/28/97

                                                                       Exhibit C
                                                                       ---------







                           CORPORATE CODE OF CONDUCT

                           CERTIFICATE OF COMPLIANCE
                           -------------------------

The undersigned hereby acknowledges receipt of the attached Concord Camera Corp. Code of Conduct and agrees to abide by the terms of the Code of Conduct.





                                      /s/ Urs W. Stampfli
                                      ------------------------------------
                                                  (Signature)



                                          Urs W. Stampfli
                                      ------------------------------------
                                                (Print Signature)


                                      Director of Global Sales & Marketing
                                      ------------------------------------
                                                  (Position)


                                      15 Mitchell Pl., Glen Ridge, NJ 07028
                                      ------------------------------------
                                                  (Address)


                                                  7/21/98
                                      ------------------------------------
                                               (Date Signed)








5/98

                                    CONTENTS


I.    GOOD CITIZENSHIP AND PUBLIC RESPONSIBILITY .............................2

      1. Compliance with Laws ................................................2
      2. Relations with Customers ............................................3
      3. Competition .........................................................3
      4. Proper Accounting and Financial Integrity ...........................6

II.   USE OF COMPANY ASSETS, FACILITIES AND SERVICES .........................6

      1. Improper Payments ...................................................7
      2. Political Contributions .............................................7
      3. Safeguarding Assets .................................................8

III.  SELECTIONS OF VENDORS OF GOODS AND SUPPLIERS OF SERVICES ...............8

IV.   CONFLICT OF INTEREST ...................................................8

V.    SECURITIES TRADING .....................................................11

      1. Inside Information ..................................................11
      2. Trading Guidelines ..................................................12
      3. Reporting and Other Obligations .....................................14

VI.   DISCLOSURE AND USE OF CONFIDENTIAL INFORMATION .........................14

VII.  ENVIRONMENT, HEALTH AND SAFETY .........................................15

VIII. EMPLOYMENT ISSUES ......................................................15

      1. Equal Opportunity ...................................................15
      2. Harassment ..........................................................16
      3. Disability ..........................................................16

IX.   INTERNAL COMMUNICATION AND ENFORCEMENT OF POLICY .......................16

X.    EFFECTS OF FAILURE TO COMPLY WITH CODE .................................17

XI.   CODE NOT A CONTRACT OF EMPLOYMENT ......................................18

XII.  NAMES AND NUMBERS ......................................................18

                              CONCORD CAMERA CORP.
                              --------------------

                                CODE OF CONDUCT
                                ---------------

I. CITIZENSHIP AND PUBLIC RESPONSIBILITY

   As used herein the term "Company" is designated to include Concord Camera Corp. and all of its subsidiary companies. The Code of Conduct is intended to apply to all business activities conducted on behalf of the Company. The Company's success is predicated on conducting business affairs in a socially responsible manner, while seeking to promote the most important dynamic of a public company: earning the profits which make possible continued existence and growth of the Company, satisfying investors' expectations of a fair return, providing jobs for employees, and a contributing to the well-being of the various communities in which the Company does business.

   1. Compliance with Laws

      Recognition of the public interest must be a permanent Company commitment in the conduct of its affairs. The activities of all of the Company's employees, officers and directors (collectively referred to herein as "Affiliates") acting on its behalf must always be in full compliance with applicable laws. In that regard, no Affiliate should assist a third party in violating any applicable law. When there is doubt as to the lawfulness of any proposed activity, advice must be sought from the Company's Corporate Controller or Chief Executive Officer who, where appropriate, will confer with counsel to the Company.

      Violation of applicable laws may subject the Company and any involved Affiliate to severe consequences, including injunctions, monetary damages (which could far exceed the value of any gain realized as a result of the violation, and which could be tripled in certain cases), fines, and criminal penalties, including imprisonment. In addition, actual or apparent violations of applicable laws by the Company and any involved Affiliate can undermine the confidence of the Company's investors, creditors and bankers, as well as the general public.

   2. Relations with Customers

      It shall be the Company's fundamental objective and policy:

   (a) to provide customers with quality merchandise and service at fair prices;

   (b) to deal with customers fairly, honestly and courteously;

   (c) to ascertain and satisfy customers needs; and

   (d) to live up to obligations to customers and satisfy their complaints fairly and with dispatch, forever mindful of the fact that a satisfied customer is a valuable Company asset.

   3. Competition

      The purpose of the U.S. antitrust and trade practice laws is to preserve the U.S.'s free enterprise system. These laws are founded on the belief that the public interest is best served by vigorous and fair competition free from collusive agreements among competitors. The Company is committed to this belief, and while the Company competes aggressively and creatively in its business activities, its efforts in the marketplace will be conducted in a fair and ethical manner in strict accordance with the letter and spirit of applicable antitrust and trade practice laws.

         Affiliates should be aware of the serious criminal and civil consequences of violations of those laws. First, a violation of the antitrust laws may be prosecuted as a felony, and conviction may result in heavy corporate and individual fines, and substantial prison sentences. Second, injunctions obtained by the U.S. Department of Justice or a State Attorney General, or orders by the Federal Trade Commission ("FTC"), may place severe restrictions on the Company. Violation of an injunction is punishable by fine or imprisonment; and violation of an FTC Order can result in substantial monetary penalties. Finally, persons injured by reason of violations of certain of the antitrust laws may sue and recover triple the amount of actual damages.

         The antitrust laws (a) forbid collusion among competitors to restrain trade and attempts or conspiracies to monopolize by means of predatory or unfair tactics; and (b) prohibit certain restrictive arrangements with customers, particularly those that fix resale prices or otherwise unreasonably restrain customers' sales or purchases of merchandise. Any agreement, mutual consent or understanding, whether expressed or implied, oral or written, may be sufficient to establish collusion. It is illegal to collude with competitors to:

(a) raise, lower, maintain, stabilize or otherwise fix prices, discounts, allowances, credit terms or any other price elements;

(b) fix the price at which merchandise will be purchased from suppliers or resold by customers;

(c) limit or control production or sales;

(d) allocate customers or divide markets or marketing territories; or

(e) boycott suppliers or customers.

         No Affiliate shall participate in any such collusive arrangement or practice with a competitor. Nor may any Affiliate engage in any predatory or unfair conduct designed to exclude competition; enter into, or discuss, any arrangement with a customer to fix resale prices or, except with the prior approval of the Company's Chief Executive Officer, enter into any arrangement with a customer otherwise restricting its ability to purchase or sell merchandise.

         It is equally important to avoid contacts and dealings with competitors that might lead to an inference of collusion. Accordingly, no Affiliate shall discuss with a competitor any of the above topics, including prices (past, present or future), pricing procedures, profit levels, selection of resources, merchandising plans or other competitive business information. If a simple refusal to participate is not sufficient to end the discussion, an Affiliate should leave the meeting and promptly report the incident to the Company's Chief Executive Officer who, were appropriate, will confer with counsel to the Company.

         Trade associations, trade shows and similar activities are particularly sensitive because they provide an opportunity for gatherings of competitors. The Company supports only those trade associations and activities which perform useful and legitimate functions in our industry. Affiliates should attend activities of trade associations at which competitors are present only with management's approval.

4.       Proper Accounting and Financial Integrity

         All financial transactions must be executed in accordance with management's general or specific authorization. The Company's books, records and accounts must reflect, accurately and fairly and within the Company's regular system of accountability, all of the Company's transactions and the acquisition and/or disposition of its assets. All transactions shall be accurately recorded to permit the preparation of financial statements in conformity with generally accepted accounting principles consistently applied and other applicable rules, regulations and criteria, and to insure full accountability for all of the Company's assets and activities. Under no circumstances shall there be any unrecorded Company funds or assets, regardless of the purpose for which such funds or assets may have been intended, or any improper or inaccurate entry knowingly made on the Company's books and records. No payment on behalf of the Company shall be approved or made with the intention or understanding that any part of such payment is to be used for a purpose other than as described by the documents supporting such payment.

         All Affiliates must cooperate fully with the Company's internal audit staff, independent auditors and counsel to enable them to discharge their responsibilities to the Company.

II.      USE OF COMPANY ASSETS, FACILITIES AND SERVICES

         The use of Company assets, including proprietary information, facilities or services for any unlawful, improper or unauthorized purposes is strictly prohibited.

         No Affiliate shall make any expenditures or otherwise make any commitments affecting the Company's assets unless properly authorized.

         1. Improper Payments

            No payments or gifts of anything of value (in money, property, discounts, services, rebates or otherwise), regardless of form, shall be made or offered, directly or indirectly, in the conduct of the Company's affairs:

         (a) to any domestic or foreign governments, agencies, officials, employees or agents, for purposes other than the satisfaction of lawful obligations; or

         (b) to any private party, involving the use of the Company's assets or resources, except in the ordinary course of business.

            Such payments or gifts, whether or not called gratuities and whether or not expressly or impliedly in exchange for certain conduct, may be perceived to be bribery or otherwise improper and are prohibited.

         2. Political Contributions

            No contributions of Company assets or resources or use of its facilities, regardless of form, may be made or offered, directly or indirectly, by any Affiliate to any political party, or any candidate for, or holder of, political office, either domestic or foreign. Affiliates shall refrain from applying any pressure on or harassment of other Affiliates in political matters.

            The foregoing is not intended to prohibit or discourage Affiliates from making personal contributions to political candidates or parties of their choice, or from participating in the political process, purely for their own account and on their own time. Personal political contributions by Affiliates will not be reimbursed by the Company, directly or indirectly.

            3. Safeguarding Assets

            Company assets must be safeguarded against inadvertent loss, as well as against intentional misappropriation. Assets include not only cash, fixtures, furniture and equipment, but also merchandise, business and product plans, trade secrets and other proprietary or confidential information and related matters.

III.        SELECTION OF VENDORS OF GOODS AND SUPPLIERS OF SERVICES

            The selection of a vendor or supplier of goods and/or services to the Company must be based on quality, need, performance and cost.

            In dealing with vendors, it is the responsibility of all Affiliates to actively promote the best interests of the Company, within legal limits, through aggressive attention to opportunities and obtaining fair terms and treatment for the Company.

IV.         CONFLICT OF INTEREST

            No Affiliate shall directly or indirectly engage or participate in, or authorize, any transactions or arrangements involving, or raising questions of, possible conflict, whether ethical or legal, between the interests of the Company and the personal interests of the Affiliate.

            No Affiliate or any member of his or her family shall, directly or indirectly, acquire or hold any beneficial interest of any kind in any firm or entity (Related Company) that does, or in the recent past did, business with the Company, or which is currently or prospectively competing in any manner with the Company. This prohibition shall not apply to the acquisition or holding of any security in a Related Company through a mutual fund or of any interest therein not in excess of 1% of any class of securities listed on a national securities exchange or traded in an established over-the-counter securities market. Activities and holdings which have the appearance of impropriety are also to be avoided.

            No Affiliate or any member of his or her family shall, directly or indirectly, seek, accept or retain gifts or other personal or business favors from any Related Company or from any individual or organization seeking to do business with the Company. Such personal or business favors mean any type of gift, gratuity, use of facilities, favor, entertainment, service, loan, fee or compensation or anything of monetary value. Specific exceptions to this prohibition will be made if there is no reasonable likelihood of improper influence in the performance of duties on the part of the Affiliate on behalf of the Company and if the personal benefit falls into one of the following categories:

            - normal business courtesies, such as meals, involving no more than ordinary amentities;

            - paid trips or guest accommodations in connection with the Company's business and with the prior approval of the Corporate Controller or Chief Executive Officer;

            - fees or other compensation received from any organization in which membership or an official position is held only if approved by the Corporate Controller or Chief Executive Officer;

            - loans from financial institutions made in the ordinary course of their business on customary terms and at prevailing rates;

            - gifts of nominal value (less than $100) during the holiday season.

            No Affiliate or any member of his or her family may serve as a director, officer, employee of or consultant to a competitor or a Related Business without prior approval of the Company's Corporate Controller or Chief Executive Officer who, where appropriate, will confer with counsel to the Company.

            No Affiliate, or his or her family member, who directly or indirectly owns a financial interest in, or has an obligation to a Related Business, which interest or obligation is significant to such employee or family member may conduct business with such Related Business without prior written approval of the Company's Corporate Controller or Chief Executive Officer who, where appropriate, will confer with counsel to the Company.

            No Affiliate, or his or her family member, may act as a broker, finder or other intermediary for his or her benefit of any third party in a transaction involving the Company without prior written approval of the Company's Corporate Controller or Chief Executive Officer who, where appropriate, will confer with counsel to the Company.

         Gifts or entertainment which have an aggregate value in any year in excess of $100 are considered to be excessive and shall not be accepted by an Affiliate. This prohibition shall also apply to common courtesies and hospitalities if their scale or nature would in any way appear to affect the impartiality of the Affiliate or imply a conflict of interest. However, this prohibition is not meant to preclude an Affiliate's acceptance of business entertainment that is not intended to influence his or her obligations to the Company and which are reasonable in nature, frequency and cost; for example, a lunch, dinner or occasional athletic, social or cultural event, or participation in corporate promotional events.

         An Affiliate should make every effort to refuse to accept, or to return, any gift or gifts from a Related Business exceeding $100 in value. If the Affiliate determines that the donor would be insulted or embarrassed if the gift is refused or returned, a conflict can nevertheless be avoided by promptly reporting the gift to the Affiliate's supervisor, if applicable, and delivering to that person the gift or a check payable to the Company for the fair value of the gift (which the Company will donate to charity).

V. SECURITIES TRADING

1. Inside Information. Affiliates may not disclose material non-public (i.e., "inside") information concerning the Company to anyone not employed by the Company, or to an Affiliate who has no business need for such information, unless and until such information has been publicly released by the Company.

         Furthermore, Affiliates are prohibited from buying or selling, directly or indirectly through third parties, the publicly traded securities of any company, including the Company, on the basis of material non-public information concerning or obtained directly or in any way indirectly from or through the Company.

   What is "material"? Material information is defined as information that would be expected to affect either the investment decision of a reasonable investor or the market price of the stock. Material information may include information (whether positive or negative) relating to earnings, dividend actions, mergers or acquisitions, new products, personnel changes, labor operations, marketing changes or other matters, each depending upon all the relevant facts and circumstances. Obviously, it is sometimes difficult to determine materiality, particularly on a prospective basis, and the facts in each case should be carefully weighed. It should be remembered that plaintiffs who challenge and judges who rule on particular transactions or activities have the benefit of hindsight. Therefore, whenever there is a question concerning materiality, the Affiliate should either refrain from trading or consult the Company's Corporate Controller or Chief Executive Officer who, where appropriate, will confer with counsel to the Company.

   What is "non-public"? Information is non-public if it has not been disseminated in the Company's annual or periodic reports to shareholders, has not been the subject of a prior widely disseminated press release intended for and made available to the public, or has not been widely reported in the media, market letters, statistical services or the like. It should be noted that the mere existence of widespread rumors or unconfirmed press speculation concerning the information does not mean that the information has been adequately disseminated.

2. Trading Guidelines. Investment by Affiliates in the Company's stock is generally desirable and should not be discouraged. However, such investments should be made with caution, and with recognition of the legal prohibitions concerning the use by corporate "insiders" of confidential information for their own profit. Guidelines to aid employees in determining when trading in the Company's stock are appropriate and are set forth below. It should be noted that "trading" includes not only purchases and sales, but also exercises of options, warrants, puts and calls, etc. The prohibition on use of material inside information also extends to the securities of other entities, such as Related Companies, as to which an Affiliate may become in possession of non-public information in the course of his or her employment by the Company.

   An Affiliate may not trade if he/she has knowledge of material information about the Company which has not been made widely available to the investing public. If there are questions whether information may be material, or if it has not been made widely available to the investing public, the matter should be discussed with the Company's Corporate Controller or Chief Executive Officer who, where appropriate, will confer with counsel to the Company. Once information has been released by the Company, an Affiliate must still refrain from trading until sufficient time has passed to insure that the information has been made widely available to the investing public. In most cases, an Affiliate should refrain from trading until 48 hours after release by the Company of the information. If there are questions as to whether it is appropriate to trade in a given circumstance, contact the Company's Corporate Controller or Chief Executive Officer for advice prior to trading.

   An Affiliate may not trade without prior permission, during any period which counsel to the Company has designated as a limited trading period for the Company, whether or not the Affiliate possesses any material inside information about the Company. While the reasons for a limited trading period or entry on a restricted list will generally not be given, Counsel to the Company will attempt to limit such restrictions to those reasonably necessary in the best interests of the Company.

   An Affiliate (Other than officers who report directly to the Chief Executive Officer and Directors of the Company who always obtain prior permission from the Chief Executive Officer) may trade if no limitation on trading has been declared and such person does not possess any material information about the Company which has not been publicly disclosed.

3. Reporting and Other Obligations. Officers who report directly to the Chief Executive Officer, directors and significant beneficial owners of the Company are also subject to specific reporting and other requirements under federal and state securities laws. Each of these persons will receive questionnaires and requests for information from the Company from time to time to aid the Company in compliance with such laws. It is incumbent upon such persons to provide such information promptly, fully and accurately. In addition, each Affiliate who is or becomes a beneficial owner of 10% or more of any class of the Company's securities must comply with the reporting requirements and liability provisions of Section 16 of the Securities Exchange Act of 1934.

VI. DISCLOSURE AND USE OF CONFIDENTIAL INFORMATION

         Safeguarding confidential information concerning the Company, its present and prospective business, and its customers, suppliers and investors is essential to the successful conduct of the Company's business.

         All information developed within the Company with respect to its business is confidential and should not be disclosed to any person who is not an Affiliate. Nor should confidential information be left out in the open, carelessly discarded or discussed in public (e.g., in an elevator where unauthorized persons may have access to it). Confidential information includes, but is not limited to, vendors, suppliers, mailing lists and other customer information including credit card or charge card numbers, price and mark-up determinations, sales or sales trends of catalogs, advertisements or particular items, cost of products or services paid by the Company, budgets, business and marketing plans.

         All external communications intended for the general public, the financial community or the press must be approved in advance by the Company's Chief Executive Officer or counsel to the Company.

VII. ENVIRONMENT, HEALTH AND SAFETY

         The Company is committed to environmental, health and safety protection for its Affiliates, customers, neighbors and others who may be affected by its products or activities.

         The laws and regulations in this area are complex, and violations can result in severe criminal and civil penalties for the Company and responsible Affiliates. If an Affiliate is faced with an environmental, health or safety issue, such person should promptly contact the Company's executive in charge of the office in which the Affiliate works to discuss that matter.

VIII. EMPLOYMENT ISSUES

1. Equal Opportunity. The Company affords equal opportunity for employment, including equal treatment in hiring, promotion, training, compensation, termination and disciplinary action, to all individuals regardless of race, color, religion, national origin, sex (except where sex is a bona fide occupational qualification), sexual preference, marital status, veteran status or physical or mental disability (except where such disability is a job-related disqualifying factor). Unlawful discrimination can expose the Company to substantial damages and unfavorable publicity. All Affiliates are required to conduct their Company activities with due regard to this policy.

2. Harassment. It is the Company's policy to maintain a work environment free from all forms of harassment and to insist that all Affiliates be treated with dignity, respect and courtesy. Any comments or conduct relating to a person's race, religion, age, sex or ethnic background that fail to respect the dignity and feelings of the individual are unacceptable. Also unacceptable are comments or conduct of a sexual nature, where such behavior tends to threaten or offend a fellow Affiliate. Affiliates are cautioned that even joking or mild comments or conduct may violate this policy. It is the Company's goal that such comments or conduct not occur and should they occur, that they be rectified fairly and quickly.

3. Disability. The Company is required to make reasonable accommodations to the known physical or mental limitations of a qualified employee or applicant with a disability if, with these accommodations, the person can perform the essential functions of his/her job. The Company may be excused from making a reasonable accommodation if the accommodation would impose an "undue hardship" on its business.

IX. INTERNAL COMMUNICATION AND ENFORCEMENT OF POLICY

         Communication of the policies contained in this Code will be made to all Affiliates who will be required to sign the attached Certificate of Compliance at the date of their initial employment and at least annually thereafter.

         It is important that each Affiliate comply not only with the letter but, equally importantly, the spirit of this Code. If an Affiliate believes that another Affiliate is acting in a manner that is not in compliance with this Code, or that he/she has been requested to act in such a manner, it should immediately be called to the attention of the Company's Corporate Controller or Chief Executive Officer who, where appropriate, will confer with counsel to the Company. In order to encourage uninhibited communication of such matters, such communications will be treated confidentially to the fullest extent possible and no disciplinary or other retaliatory action will be taken against an Affiliate who communicates such matters.

X. EFFECTS OF FAILURE TO COMPLY WITH CODE

         Conduct violative of this Code is expressly forbidden. Any Affiliate whose conduct violates this Code will be subject to disciplinary action by the Company, including, in the Company's discretion, discharge and/or forfeiture of any benefits or rights (including contractual rights) which, under applicable law, are forfeitable upon a discharge for cause, and to the enforcement of such other remedies as the Company may have under applicable law.

         The summaries of laws contained in this Code are brief and necessarily omit many subtleties and variations that exist in such laws, as well as other laws that may impose requirements upon the Company. In addition, laws which affect the Company may be supplemented, amended or repealed from time to time. Therefore, an Affiliate should request prior advice from the Company's Corporate Controller or Chief Executive Officer who, where appropriate, will confer with counsel to the Company, in case of any question or uncertainty concerning the impact of applicable laws upon such person's Company activities.

XI. CODE NOT A CONTRACT OF EMPLOYMENT

         This Code is not a contract of employment nor is it meant to limit the Company's rights to discipline or terminate employees for any acts or omissions including those not set forth as part of this Code of Conduct, nor does this Code of Conduct change the status of any at-will employee. The Company retains all of its rights in connection with the discipline and/or termination of Affiliates. This Code of Conduct is in addition to any employment contract, the Affiliate may have with the Company.

XII. NAMES AND NUMBERS


     Chief Executive Officer     Ira B. Lampert                   (732) 499-8280

     Corporate Controller        Harlan Press                     (732) 499-8280

     Outside Counsel             Ralph Sutcliffe, Esq.            (212) 479-6000
                                 Kronish Lieb, Weiner & Hellman
                                 1114 Avenue of the Americas
                                 New York, New York 10036

                                                                      Exhibit D

Total Due: $15,000.00                                      Date: May 15, 1998

                                PROMISSORY NOTE

         For value received, the undersigned ("Employee") promises to pay to the Order of Concord Camera Corp. ("Concord") or Concord's assigns the total due set forth above. The total due from Employee is not subject to counterclaims, set-off or any defenses, except pre-payments as provided herein, which the Employee may have against Concord.

         The total due is payable without interest pursuant to the attached installment schedule.

         Payment on this note shall be made to Concord at 35 Mileed Way, Avenel, New Jersey 07001. Payment is payable in lawful money of the United States by cash, certified check, cashier's check or electronic transfer.

         In the event that the employee ceases for whatever reason to be an employee of Concord the total due shall become immediately due and payable.

         Upon any default by the employee of the payment of any portion of the outstanding balance of this Note, then in that event, the remainder total due shall immediately become due and payable at the option of Concord without notice or demand together with interest thereon from the date of the default at the commercial lending rate being charged to Concord by its United States commercial lender.

         The Employee waives presentment, demand for payment, protest, notice of protest or other demands in connection herewith.

         Employee shall have the right to prepay this Note in whole, or in part, at any time.

         This Note is made under and all of its terms will be governed by and construed in accordance with the laws of the State of New Jersey, notwithstanding the principals thereof relating to the conflicts of law. Any litigation related to or arising out of this Note shall be brought within the State of the Federal Courts of the State of New Jersey. The parties agree that the service of process may be effective by certified, registered mail, return receipt requested, or by regular mail if certified or registered mail is refused. The parties hereto agree to and hereby waive trial by jury.

         In the event of any failure to make payment under the Note when due, the employee shall be, in addition to other liabilities, liable for all attorneys' fees incurred by the Company in connection with the failure to make payment whether or not litigation is instituted.

         The Employee consents to the direct application by Concord of any amounts due Concord from any salary, bonus, or other compensation due Employee from Concord.

         IN WITNESS WHEREOF, the Employee has executed this Note, intending to be legally bound.


Dated:________________________          _____________________________
                                             Employee's Signature

Witness to Signature of Employee:____________________________________